Exhibit 99.2

[Ocean Shore Holding Co.]

Dear Depositor:

The Board of Directors of Ocean Shore Holding Co., the holding company for Ocean City Home Bank, has voted unanimously in favor of a plan of stock issuance, under which Ocean Shore Holding Co. is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

In addition, as part of the plan and in furtherance of the Bank’s long-standing commitment to its local community, the Bank has established a charitable foundation to be known as Ocean City Home Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Ocean Shore Holding Co. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Ocean City Home Bank) to Ocean Shore Holding Co. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN”, or return it to any full service branch office of Ocean City Home Bank. Your order must be physically received by Ocean Shore Holding Co. no later than 12:00 noon, Eastern Time, on              day,              x, 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Ocean City Home Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Ocean City Home Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the stock information center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

Steven E. Brady President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Ocean Shore Holding Co.]

Dear Friend of Ocean City Home Bank:

The Board of Directors of Ocean Shore Holding Co., the holding company for Ocean City Home Bank, has voted unanimously in favor of a plan of stock issuance, under which Ocean Shore Holding Co. is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

In addition, as part of the plan and in furtherance of the Bank’s long-standing commitment to its local community, the Bank has established a charitable foundation to be known as Ocean City Home Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Ocean Shore Holding Co. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Ocean City Home Bank) to Ocean Shore Holding Co. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Ocean City Home Bank. Your order must be physically received by Ocean Shore Holding Co. no later than 12:00 noon, Eastern Time, on              day,              x, 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the stock information center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

Steven E. Brady President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Ocean Shore Holding Co.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Ocean Shore Holding Co. We are raising capital to support Ocean City Home Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC and the proposed stock offering by Ocean Shore Holding Co. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Ocean City Home Bank), to Ocean Shore Holding Co. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Ocean City Home Bank. Your order must be physically received by Ocean Shore Holding Co. no later than 12:00 noon, Eastern Time, on              day,              x, 2004.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Steven E. Brady President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Ocean City Home Bank:

At the request of Ocean City Home Bank and its holding company, Ocean Shore Holding Co., we have enclosed material regarding the offering of common stock by Ocean Shore Holding Co. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Ocean Shore Holding Co.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Ocean City Home Bank) to Ocean Shore Holding Co. in the accompanying postage-paid envelope marked “STOCK ORDER RETURN” or return it to any full service branch office of Ocean City Home Bank. Your order must be physically received by Ocean Shore Holding Co. no later than 12:00 noon, Eastern Time, on              day,              x, 2004. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[Ocean Shore Holding Co.]

                    , 2004

Dear                     :

The Board of Directors of Ocean Shore Holding Co., the holding company for Ocean City Home Bank, has voted unanimously in favor of a plan of stock issuance, under which Ocean Shore Holding Co. is offering common stock in a minority stock offering. We are raising capital to support the Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on              at             :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

Steven E. Brady President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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